UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 21, 2013

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

       Registrant's telephone number, including area code:    (573) 778-1800

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

    On June 21, 2013, Southern Missouri Bancorp, Inc. (the "Registrant") entered into a definitive agreement (the "Agreement") with Ozarks Legacy Community Financial, Inc. ("Ozarks"), pursuant to which Ozarks will be merged with and into the Registrant (the "Merger"), and immediately thereafter Ozarks' bank subsidiary, Bank of Thayer ("BT"), will be merged with and into the Registrant's subsidiary bank, Southern Bank.  Ozarks' shareholders will be entitled to receive cash of approximately $6.2 million, subject to certain adjustments for transaction expenses and Ozarks' equity at closing.  Approximately $3.7 million in outstanding debt of Ozarks, plus accrued interest, will also be assumed.  As part of the merger between Southern Bank and BT, BT's minority shareholders will be paid $262,000.

   In the event the Agreement is terminated under certain specified circumstances in connection with a competing transaction, Ozarks will be required to pay the Registrant a termination fee of $400,000 in cash.

   The transaction is subject to customary closing conditions, including the receipt of regulatory approvals, approval of the Agreement by the shareholders of Ozarks and approval of the bank merger agreement by the shareholders of BT, and is expected to be completed in the fourth calendar quarter of 2013.  Certain principal shareholders of Ozarks have agreed to vote their shares of Ozarks common stock in favor of approval of the Agreement.

   The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Cautionary Statement Regarding Representations and Warranties

   The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or Ozarks, or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Registrant's public disclosures.

Item 8.01  Other Events
    The joint press release issued by the Registrant and Ozarks on June 21, 2013 announcing the Agreement is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

2.1	Agreement and Plan of Merger, dated as of June 21, 2013, by and among Southern Missouri Bancorp, Inc., Southern Missouri Acquisition I Corp and Ozarks Legacy Community Financial, Inc.

99.1	Joint Press Release dated June 21, 2013

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: June 24, 2013	By: /s/ Greg A. Steffens Greg A. Steffens President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 21, 2013, by and among Southern Missouri Bancorp, Inc., Southern Missouri Acquisition I Corp and Ozarks Legacy Community Financial, Inc.

99.1	Joint Press Release dated June 21, 2013